                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                         COLLECTION PERIOD: AUGUST 1999


DISTRIBUTION DATE:
                09/20/1999


STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                   Per $1,000 of Original
                                                                                                      Class A/Class B
                                                                                                          Amounts
                                                                                                   ---------------------
      (i) Principal Distribution
          Class A-1                                                                      $0.00            $0.000000
          Class A-2                                                             $49,031,542.92           $96.518785
          Class A-3                                                                      $0.00            $0.000000
          Class A-4                                                                      $0.00            $0.000000
          Class B Amount                                                                 $0.00            $0.000000

     (ii) Interest Distribution
          Class A-1                                                                      $0.00            $0.000000
          Class A-2                                                              $1,849,950.16            $3.641634
          Class A-3                                                              $1,892,000.00            $4.300000
          Class A-4                                                              $1,051,830.00            $4.350000
          Class B Amount                                                           $382,415.48            $4.683333

    (iii) Monthly Servicing Fee                                                    $989,931.09
          Monthly Supplemental Servicing Fee                                             $0.00

     (iv) Class A-1 Principal Balance (end of Collection Period)                         $0.00
          Class A-1 Pool Factor (end of Collection Period)                            0.000000%
          Class A-2 Principal Balance (end of Collection Period)               $375,431,209.65
          Class A-2 Pool Factor (end of Collection Period)                           73.903781%
          Class A-3 Principal Balance (end of Collection Period)               $440,000,000.00
          Class A-3 Pool Factor (end of Collection Period)                          100.000000%
          Class A-4 Principal Balance (end of Collection Period)               $241,800,000.00
          Class A-4 Pool Factor (end of Collection Period)                          100.000000%
          Class B Principal Balance (end of Collection Period)                  $81,654,551.40
          Class B Pool Factor (end of Collection Period)                            100.000000%

      (v) Pool Balance (end of Collection Period)                            $1,138,885,761.05

     (vi) Interest Carryover Shortfall
          Class A-1                                                                      $0.00            $0.000000
          Class A-2                                                                      $0.00            $0.000000
          Class A-3                                                                      $0.00            $0.000000
          Class A-4                                                                      $0.00            $0.000000
          Class B                                                                        $0.00            $0.000000
          Principal Carryover Shortfall
          Class A-1                                                                      $0.00            $0.000000
          Class A-2                                                                      $0.00            $0.000000
          Class A-3                                                                      $0.00            $0.000000
          Class A-4                                                                      $0.00            $0.000000
          Class B                                                                        $0.00            $0.000000

    (vii) Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                        $57,100,909.30
          Class B Amount                                                                 $0.00

   (viii) Aggregate Purchase Amount of Receivables repurchased by the
          Seller or the Servicer                                                $16,465,283.76
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